UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐ Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

eXegenics Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing party:

4)	Date Filed:

eXegenics Inc.
2110 Research Row
Dallas, Texas 75235

SUPPLEMENT TO CONSENT REVOCATION STATEMENT
NOVEMBER 10, 2003

Dear Shareholder:

This supplement should be read together with the Consent Revocation Statement by the Board of Directors of eXegenics Inc. in opposition to the solicitation of consents by Bruce Meyers, Melvyn I. Weiss, The M and B Weiss Family Limited Partnership of 1996 and Michael Stone, which was filed with the Securities and Exchange Commission on October 8, 2003 and mailed to the Company’s stockholders on or about October 10, 2003. This supplement corrects an error in the biographical information for Ronald L. Goode, Ph.D., our President, Chief Executive Officer and Chairman of the Board, as reflected under the heading “Board of Directors” on page 10 of the Consent Revocation Statement.

The revised biographical information for Dr. Goode is attached hereto as Exhibit A.

Please refer to the Consent Revocation Statement for additional information concerning the matters on which your consent revocation is solicited by the Board of Directors of the Company. Whether or not you have previously returned a blue consent card, please sign, date and return the enclosed WHITE revocation card now to protect your best interests. We appreciate your support, and we are resolved to continue to make every effort to maximize value for all our investors.

Sincerely,

/s/ David E. Riggs

David E. Riggs
Chief Financial Officer

If you have any questions, please call our proxy solicitor at:

GEORGESON SHAREHOLDER COMMUNICATIONS INC.
17 STATE STREET — 10TH FLOOR
NEW YORK, NEW YORK 10004
CALL TOLL FREE: (800) 964-0733
BANKS & BROKERS CALL: (212) 440-9800

EXHIBIT A

BIOGRAPHICAL INFORMATION FOR RONALD L. GOODE, PH.D.

Ronald L. Goode, Ph.D. was named President and Chief Executive Officer and elected to the Board of Directors on March 21, 2001. On December 9, 2002, Dr. Goode was elected as Chairman of the Board of Directors. Dr. Goode has held key management positions at G. D. Searle & Co. (Corporate Senior Vice President and President of Asia/Pacific World Area from 1995 to 1997, President of Searle International from 1991 to 1995, Executive Vice President, International Operations from 1989-1991,and Senior Vice President of Commercial Development from 1986 to 1989) and before that at Pfizer Pharmaceuticals (Vice President of Clinical Research and Scientific Affairs from 1985 to 1986 and Director of Marketing Research during 1980-1983). He has an extensive record of success in business development, having been responsible for many of Searle’s acquisitions, including DayPro®, which became Searle’s largest selling drug. Dr. Goode has supervised clinical development programs that led to the filing of over a dozen New Drug Approval applications, including Procardia XL® and Ambien®. From 2000 to 2002, Dr. Goode was Chairman of the Board of Vitro Diagnostics, Inc. From 1997 to 1999, Dr. Goode was President, CEO and a director of Unimed Pharmaceuticals, Inc. He formed the consulting company Pharma-Links in 1999 with the mission of being the “link” between pharmaceutical companies to help them create alliances, form joint ventures and effect various transactions. In 2000, Dr. Goode and his wife spent a sabbatical with his ‘charity of choice’, Mercy Ships. Dr. Goode also serves on the Board of Directors of several not-for-profit organizations. Dr. Goode received his Ph.D. in Microbiology from the University of Georgia.